                                                                   Exhibit 99.A

                           ARTICLES OF INCORPORATION

                                      OF

                      TRAVELERS CORPORATE LOAN FUND INC.

     THE UNDERSIGNED, Yvette M. Garcia, whose post-office address is c/o Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, being at least eighteen (18) years of age, does hereby act as incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE I.


                                     NAME
                                     ----

     The name of the corporation is TRAVELERS CORPORATE LOAN FUND INC. (the "Corporation").

                                  ARTICLE II.


                              PURPOSES AND POWERS
                              -------------------

     The purpose or purposes for which the Corporation is formed is to act as a closed-end management investment company under the federal Investment Company Act of 1940, as amended, and in effect from time to time (the "Investment Company Act"), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                                 ARTICLE III.


                      PRINCIPAL OFFICE AND RESIDENT AGENT
                      -----------------------------------

     The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

                                  ARTICLE IV.


                                 CAPITAL STOCK
                                 -------------

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is 150,000,000 shares, all initially classified as one class called Common Stock, of the par value of $.001 per share, and of the aggregate par value of $150,000.

        (2) The Board of Directors may classify and reclassify any unissued shares of capital stock, including classifying and reclassifying any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time, by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that the total amount of shares of all classes or series shall not exceed the total number of shares of capital stock authorized in the Charter.

        (3) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary within and among such classes and series.

        (4) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above.

        (5) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series as a separate class or series) unless a greater proportion is specified in the Charter.

        (6) Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

        (7) The Corporation may issue fractional shares. Any fractional shares shall carry proportionately all of the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

        (8) The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each class or series entitled to vote as a separate class shall constitute a quorum.

        (9) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation. As used in the Charter of the Corporation, the terms "Charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

                                  ARTICLE V.


                     PROVISIONS FOR DEFINING, LIMITING AND

                 REGULATING CERTAIN POWERS OF THE CORPORATION

                     AND OF THE DIRECTORS AND STOCKHOLDERS
                 --------------------------------------------

        (1) The initial number of directors of the Corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the Corporation or by the Board of Directors pursuant to the By-Laws of the Corporation (or, to the extent required by the Investment Company Act in accordance with Articles Supplementary with respect to any class or series of capital stock established pursuant to Article IV(2)), but shall never be less than the minimum number permitted by the Maryland General Corporation Law. The names of the directors who shall act until the first annual meeting of stockholders or until their successors are duly elected and qualify are:

                                Lewis E. Daidone
                               Heath B. McLendon
                                Marc A. Schuman

        (2) Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation (the "initial annual meeting"), the Board of Directors shall be divided into three classes:
Class I, Class II and Class III. The terms of office of the classes of Directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows: Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of Directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

        (3) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock of any class or series, and securities convertible into shares of stock of the Corporation of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, without any action by the stockholders, subject to such limitations as may be set forth in the Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

        (4) The Board of Directors of the Corporation is hereby empowered to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation, without any action by the stockholders, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the General Laws of the State of Maryland.

        (5) The Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act.

        (6) A director may be removed by the stockholders, but only with cause, and only by action taken by the holders of at least seventy-five percent (75%) of the votes then entitled to be cast in an election to fill that directorship.

        (7) From time to time, the Board of Directors shall determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

        (8) The enumeration and definition of the particular powers of the Board of Directors included in the Charter shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereinafter in force.

                                  ARTICLE VI.


                          DENIAL OF PREEMPTIVE RIGHTS
                          ---------------------------

     No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and, without limiting the foregoing, the Board of Directors, in its discretion, may issue shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into shares of any class, either in whole or in part, to some or all of the existing stockholders or holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of any or all of the holders of any or all of the classes, series or types of stock or other securities at the time outstanding.

                                 ARTICLE VII.


                             DETERMINATION BINDING
                             ---------------------

     Any determination made in good faith and consistent with applicable law, and so far as accounting matters are involved, in accordance with generally accepted accounting practice, by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or as to the use, alteration or cancellation of any reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation or as to the determination of the net asset value of shares of any class of the Corporation's capital stock or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision in this Charter shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE VIII.


                             CERTAIN TRANSACTIONS
                             --------------------

        (a) Except as otherwise provided in this Article VIII, at least seventy-five percent (75%) of the votes entitled to be cast by stockholders, in addition to the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, shall be necessary to effect an amendment to these Articles to make the Corporation's Common Stock a "redeemable security" or to convert the Corporation from a "closed-end company" to an "open-end company" (as such terms are defined in the Investment Company Act) or any amendment to Article II, unless the Continuing Directors (as hereinafter defined) of the Corporation, by a vote of at least seventy-five percent (75%) of such Continuing Directors, approve such amendments in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required to approve such transaction.

        (b) The affirmative votes of at least 75% of the entire Board of Directors and of at least 80% of the votes entitled to be cast thereon by the stockholders of the Fund are required to authorize any of the following transactions:

        (i) unless the Investment Company Act or any other federal or state law or regulation requires a lesser vote, any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets as to which stockholder approval is required under federal or Maryland law; or

        (ii) any proposal as to the voluntary liquidation or dissolution of the Corporation or any amendment to these Articles of Incorporation to terminate the existence of the Corporation, unless the Continuing Directors of the Corporation, by a vote of at least seventy-five percent (75%) of such Continuing Directors, approve such proposals in which case the affirmative vote of a majority of the votes entitled to be cast by stockholders shall be required to approve such transaction.

        (c) The affirmative votes of at least 75% of the entire Board of Directors and the holders of at least 66 2/3% of the votes entitled to be cast thereon by the shareholders of the Fund, including at least 66 2/3% of the votes entitled to be cast thereon other than votes held by an Interested Party who is (or whose Affiliate is) a party to a Business Combination (all as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of the Interested Party, are required to authorize any Business Combination unless either the condition in clause (A) below is satisfied, or all of the conditions in clauses
(B), (C), (D), (E) and (F) below are satisfied, in either which case paragraph
(e) below shall apply.

        (A) The Business Combination shall have been approved by a vote of at least 75% of the Continuing Directors.

        (B) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of any class of outstanding Voting Stock (as hereinafter defined) in such Business Combination shall be at least equal to the higher of the following:

        (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by an Interested Party (as hereinafter defined) for any shares of such Voting Stock acquired by it (aa) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (bb)(i) in the Threshold Transaction (as hereinafter defined), or (ii) in any period between the Threshold Transaction and the consummation of the Business Combination, whichever is higher; and

        (y) the net asset value per share of such Voting Stock on the Announcement Date or on the date of the Threshold Transaction, whichever is higher.

        (C) The consideration to be received by holders of the particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock. If the Interested Party has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

        (D) After the occurrence of the Threshold Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.

        (E) After the occurrence of the Threshold Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or regulations) shall be prepared and mailed by the Interested Party, at such Interested Party's expense, to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Acts or subsequent provisions).

        (d)  For the purposes of this Article:

        (i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

        (A) any merger, consolidation or share exchange of the Corporation with or into any other person;

        (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation (including, without limitation, pledges of portfolio securities in connection with borrowings and debt securities and default provisions with respect thereto, reverse repurchase agreements and security loan transactions) effected in the ordinary course of the Corporation's business;

        (C) the issuance or transfer by the Corporation (in one transaction or a series of transactions in any 12 month period) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (w) sales of debt securities of the Corporation in a public or private offering, (x) sales of any securities of the Corporation in connection with a public offering thereof, (y) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation or pursuant to a stock dividend and (z) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

        (ii) "Continuing Director" means any member of the Board of Directors of the Corporation who is not an Interested Party or an Affiliate (as hereinafter defined) of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months (or since the Corporation's commencement of operations, if that period is less than 12 months), or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

        (iii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

        (iv) "Person" shall mean an individual, a corporation, a trust or a partnership.

        (v) "Voting Stock" shall mean capital stock of the Corporation entitled to vote generally in the election of directors.

        (vi) A person shall be a "beneficial owner" of any Voting Stock:

        (A) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

        (B) which such person or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or

        (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

        (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

        (viii) "Fair Market Value" means:

        (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the relevant date of a share of such stock on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price (if such stock is a National Market System security) or the highest closing bid quotation (if such stock is not a National Market System security) with respect to a share of such stock during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation Systems (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of the share of such stock as determined by at least 75% of the Continuing Directors in good faith, and

        (B) in the case of property other than cash or stock, the fair market value of such property on the relevant date as determined by at least 75% of the Continuing Directors in good faith.

        (ix) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Voting Stock.

        (x) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraph (c)(B) shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

        (xi) Continuing Directors of the Corporation, acting by a vote of at least 75%, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the requirements of subparagraph (c) above have been met with respect to any Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

        (e) If any Business Combination described in paragraph (d)(i)(A) or (B) (if the merger, consolidation, share exchange or transfer or other disposition constitutes a merger, consolidation, share exchange or transfer of all or substantially all of the assets of the Corporation with respect to which stockholder approval is required under Maryland law) is approved by a vote of 75% of the Continuing Directors or all of the conditions in paragraph (c)(B),
(C), (D), (E) and (F) are satisfied, a majority of the votes entitled to be cast by stockholders shall be required to approve such transaction. If any other Business Combination is approved by a vote of 75% of the Continuing Directors or all of the conditions in paragraph (c)(B), (C), (D), (E) and (F) are satisfied, no stockholder vote shall be required to approve such transaction unless otherwise provided in these Articles of Incorporation or required by law.

                                  ARTICLE IX.


                   LIMITATIONS ON LIABILITY; INDEMNIFICATION
                   -----------------------------------------

        (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

        (2) Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that such advances of expenses are permitted by the Maryland General Corporation Law, the Securities Act of 1933 and the Investment Company Act of 1940. The Board of Directors may by By-Law, resolution, agreement or otherwise make further provision for indemnification of directors, officers, employees and agents of the Corporation to the fullest extent permitted by the Maryland General Corporation Law.

        (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        (4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                  ARTICLE X.


                                   AMENDMENT
                                   ---------

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock and substantially adversely affects the stockholders' rights, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of the Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may otherwise be specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section (2), Section (5) or Section
(6), of Article V, Article VIII, Article IX, or Article X of the Articles of Incorporation shall require the affirmative vote of at least seventy-five percent (75%) of the votes of the outstanding shares of capital stock of the Corporation entitled to be cast on the matter, in addition to the affirmative vote of at least seventy-five percent (75%) of the Continuing Directors (as such term is defined in Article VIII herein).

IN WITNESS WHEREOF, the undersigned incorporator of TRAVELERS CORPORATE LOAN FUND INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act.

Dated this 24th day

of August, 1998

                              /s/ Yvette M. Garcia
                              --------------------
                                  Yvette M. Garcia